SCHEDULE 14A INFORMATION
Proxy statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                            (Amendment No. ________)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive  Additional Materials

[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                   1ST BANCORP

                (Name of Registrant as Specified In Its Charter)

                                   1ST BANCORP

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as  provided  by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)    Amount Previously Paid:

       2)    Form, Schedule or Registration Statement No.:

       3)    Filing Party:

       4)    Date Filed:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    To Be Held On Thursday, October 24, 1996

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of 1ST BANCORP (the "Corporation") will be held at the Vincennes Elks Country Club, 2715 Washington Avenue, Vincennes, Indiana 47591 on Thursday, October 24, 1996, at 10:30 a.m., Eastern Standard time, for the following purposes, which are more completely set forth in the accompanying Proxy Statement:

     (1) To elect three directors for terms of three years, each to serve until his or her successor has been elected and qualified;

     (2) To approve and ratify the 1ST BANCORP 1997 Employee Stock Purchase Plan; and

     (3)  To transact such other business as may come before the meeting.

        The Board of Directors has fixed September 9, 1996, as the voting record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or at any such adjournment.

                                                 BY ORDER OF THE BOARD OF
                                                        DIRECTORS


                                                  /s/ Mary Lynn Stenftenagel
                                                  Mary Lynn Stenftenagel
                                                  Secretary-Treasurer


Vincennes, Indiana
September 26, 1996

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                   1ST BANCORP
                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

       This Proxy Statement is furnished to the holders of common stock, $1.00 par value per share ("Common Stock"), of 1ST BANCORP (the "Corporation") in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the Annual Meeting of Shareholders to be held at the Vincennes Elks Country Club, 2715 Washington Avenue, Vincennes, Indiana 47591 on Thursday, October 24, 1996, at 10:30 a.m., Eastern Standard time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting. The principal asset of the Corporation consists of 100% of the issued and outstanding shares of common stock, $1.00 par value per share, of First Federal Bank, A Federal Savings Bank ("First Federal"). This Proxy Statement is expected to be mailed to the shareholders on or about September 26, 1996.

        The proxy solicited hereby, if properly signed and returned to the Corporation and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

       Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Corporation written notice thereof (Mary Lynn Stenftenagel, 101 North Third Street, Vincennes, Indiana 47591), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only shareholders of record at the close of business on September 9, 1996 ("Voting Record Date"), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 670,131 shares of Common Stock issued and outstanding, and the Corporation had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. A majority of the votes entitled to be cast, in person or by proxy, at the meeting is necessary for a quorum. In determining whether a quorum is present, shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the meeting.

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of September 9, 1996, by each person who is known by the Corporation to own beneficially 5% or more of the outstanding shares of Common Stock of the Corporation. As of January 26, 1996, the Corporation effected a 5% stock dividend with respect to its shares of Common Stock. All share and per share figures set forth in this Proxy Statement have been adjusted to reflect that stock dividend.


                                                  Number of Shares of
   Name and Address  of                        Common Stock Beneficially              Percent  of
    Beneficial Owner                                  Owned(1)(2)                       Class
    ----------------                           -------------------------             -------------
C. James McCormick                                    47,148 (3)                         7.03%
Post Office Box 728
Vincennes, Indiana 47591

Rahmi Soyugenc                                        63,218 (4)                         9.43%
119 LaDonna Boulevard
Evansville, Indiana 47711

Joseph H. Moss                                        44,000                             6.56%
1100 Circle 75 Parkway
Suite 800
Atlanta, Georgia 30339

Tidal Insurance Company Limited                       28,560 (5)                         4.26%
c/o S.T.A.R. Corporate Management
Hibiscus Square
Grand Turk
Turks & Caicos Islands
British West Indies

Dierberg Four, L.P.                                   28,402 (5)                         4.23%
c/o First Securities America, Inc.
Suite 404
135 N. Meramec
Clayton, Missouri 63105

- -------------------------
(1) Under applicable regulations, shares are deemed to be beneficially owned by a "person" if he or she directly or indirectly has or shares the power to vote or dispose of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) The information in this chart is based on Schedule 13D Reports and amendments thereto filed by the above listed individuals with the Securities and Exchange Commission (the "SEC") containing information concerning shares held by them, and written communications from the shareholders. It does not reflect any changes in those shareholdings which may have occurred since the date of such filings, amendments, or communications.

(3) 5,566 of these shares are owned by Mr. McCormick's wife, 6,070 are owned by each of two of Mr. McCormick's adult children, and 2,143 are owned by a third adult child of Mr.McCormick (collectively these beneficial owners are referred to as the "McCormick Family"). Except for the shares owned by Mr. McCormick's wife as to which Mr. McCormick may be considered a beneficial owner, each member of the "McCormick Family" disclaims beneficial ownership of the shares held of record by each other member of the "McCormick Family".

(4)  These shares include 2,625 shares held solely by Mr. Soyugenc's wife.

(5) While Tidal Insurance Company Limited and Dierberg Four, L.P. each beneficially own under 5% of the Corporation's outstanding shares, each of these shareholders filed a Schedule 13D with the SEC and the Corporation. James and Mary Dierberg, and their three children, control Dierberg Four, L.P. which controls Tidal Insurance Company Limited. Tidal Insurance Company Limited and Dierberg Four, L.P. each disclaims beneficial ownership of the Common Stock owned by the other party.

                       PROPOSAL I - ELECTION OF DIRECTORS

        The By-Laws of the Corporation provide that the Board of Directors shall determine the number of directors, between 5 and 15, and currently it has established a board of nine members. The By-Laws further provide that the Board of Directors is to be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually.

      Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected. Each of the nominees is a current director of the Corporation.

      Directors are elected by a plurality of the votes cast. Plurality means that the individuals who receive the largest number of votes cast are elected up to the maximum number of directors to be chosen at the meeting. Abstentions, broker non-votes, and instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

     The following tables set forth certain information regarding the nominees for the position of director of the Corporation and each director of the Corporation whose term continues, including the principal occupations of such persons during at least the past five years and the number and percent of shares of Common Stock beneficially owned by such persons as of the Voting Record Date. No nominee for director or director is related to any other nominee for director or director or executive officer of the Corporation by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The table also sets forth the number of shares of Corporation Common Stock beneficially owned by all directors and executive officers as a group.





                                                                                                         Common Stock
                         Principal                      Director          Director                       Beneficially
                         Occupation                     of the            of First          Term         Owned as of
                         During the last                Corporation       Federal            To          September 9,
Name and Age             Five Years                     Since             Since            Expire         1996 (1)
- ------------             ----------                     -----                -----         -------   ------------------
                                                                                                       Amount         %
Nominees                                                                                              ---------      -----
R. William      Director of the Corporation                1991               1971           1999      20,182(2)     3.01%
Ballard             and Senior Vice President
(Age 62)            and Director of  First Federal

Frank D.             President and Director of             1989               1984           1999      23,413(3)     3.49%
Baracani               the Corporation and President,
(Age 54)               Chief Executive Officer and
                       Director of First Federal




                                                                                                                    Common Stock
                                 Principal                      Director           Director                         Beneficially
                                 Occupation                      of the             of First        Term            Owned as of
                               During the last                 Corporation          Federal          To             September 9,
Name and Age                     Five Years                      Since               Since         Expire              1996 (1)
- ------------                     ----------                      -----               -----         -------      --------------------
John J.                Vice Chairman of the Board                1989                1984           1999          16,941(4)    2.52%
Summers                  of the Corporation and First
(Age 66)                 Federal; retired President of
                         Hamilton Glass Products, Inc.,
                         Vincennes, Indiana

Directors Continuing In Office
Donald G.          Vice President and Director                   1989                1988           1998          29,212       4.35%
Bell                     of the Corporation; Director
(Age 66)                 of  First Federal; Senior Partner
                         with the law firm of Hart, Bell,
                         Cummings, Ewing & Stuckey
                         Vincennes, Indiana

James W.            Director of the Corporation                  1993                1993           1997            210         .03%
Bobe                   and of First Federal;
(Age 52)               President, Bobe Farms, Inc.
                       (farming)

Ruth Mix           Director of the Corporation                   1991                1981           1998          3,200         .47%
Carnahan              and Director and Treasurer
(Age 77)              of  First Federal; Secretary-
                      Treasurer of Carnahan
                      Grain, Inc.,
                      Edwardsport, Indiana

C. James             Chairman of the Board and                   1989                1966           1997         47,148(5)     7.03%
McCormick                Chief Executive Officer of
(Age 71)                 the Corporation and Chairman
                         of  the Board of First Federal;
                         Chairman of McCormick, Inc.
                         and Commercial Rentals, Inc.,
                         and President of JAMAC Corp.,
                         all located in Vincennes, Indiana;
                         Vice Chairman and Director of
                         Golf Hosts, Inc.(resort owner
                         and operator  located in
                         Tarpon Springs, Florida)

Rahmi                Director of the Corporation                1991               1989           1998          63,218(6)     9.43%
Soyugenc                and of First Federal; President
(Age 65)                of Evansville Metal Products,
                        Evansville, Indiana



                                 Principal                      Director           Director                         Beneficially
                                 Occupation                      of the             of First        Term            Owned as of
                               During the last                 Corporation          Federal          To             September 9,
Name and Age                     Five Years                      Since               Since         Expire              1996 (1)
- ------------                     ----------                      -----               -----         -------      --------------------
                                                                                                                  Amount         %
                                                                                                                 -------      -----
Mary Lynn                Director and Secretary-                  1989               1988           1997          16,608      2.47%
Stenftenagel                Treasurer of the Corporation;
(Age 42)                    Director, Executive Vice
                            President, Secretary, and Chief
                            Financial Officer of First Federal

All directors and executive                                                                                      224,258      33.46%
officers as a group (10 persons)

- ---------------------------

(1) Based upon information furnished by the respective directors. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) Of these shares, 3,574 shares are owned jointly with Mr. Ballard's wife, and 196 shares are owned solely by Mr. Ballard's wife.

(3) Of these shares, 13,825 shares are owned jointly by Mr. Baracani and his wife, and 32 shares are held in trust for Mr. Baracani's daughter.

(4)  All shares are owned by Mr. Summers' wife.

(5) For a description of the record ownership of these shares and matters relating thereto see footnote (3) to the table on page 2.

(6)  These shares include 2,625 shares held solely by Mr. Soyugenc's wife.

    The Board of Directors and its Committees

       During the year ended June 30, 1996, the Board of Directors of the Corporation met twelve times. No incumbent director of the Corporation attended fewer than 75% of the aggregate total number of meetings of the Board of Directors of the Corporation held during the last fiscal year and the total number of meetings held by all committees of the Board on which he or she served during the last fiscal year. The standing committees of the Board of Directors of the Corporation are the Nominating Committee, Audit Committee, Executive Committee, Option Administration Committee, and By-Laws and Corporate Affairs Committee. All committee members are appointed by the Board of Directors.

           The Nominating Committee selects nominees for election as directors of the Corporation. The Nominating Committee met one time in the fiscal year ended June 30, 1996.  The  Nominating  Committee  which  nominated  the director nominees set forth in this Proxy Statement consisted of Mrs. Carnahan (Chairman), and Messrs. Bell and Soyugenc. Although the Nominating Committee of the Corporation will consider nominees recommended by shareholders, it has not actively solicited recommendations for nominees from shareholders nor has it established procedures for this purpose. Article 4.14 of the Corporation's By-Laws provides that shareholders entitled to vote for the election of directors may name nominees for election to the Board of Directors. Under the

Corporation's By-Laws, written notice of a proposed nomination must be received by the Secretary of the Corporation not less than 20 days prior to any annual meeting of shareholders, provided that if fewer than 30 days' notice of the meeting is given to shareholders, such written notice shall be received not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.

         The Audit Committee reviews the records and affairs of the Corporation to determine its financial condition, oversees the adequacy of the systems of internal control, and monitors the Corporation's adherence in accounting and financial reporting to generally accepted accounting principles and regulatory accounting principles, as appropriate. The Audit Committee, which currently consists of Messrs. Soyugenc (Chairman), Bell, Bobe, and Summers and Mrs. Carnahan, met five times in fiscal 1996.

     The Option Administration Committee administers the 1ST BANCORP Stock Option Plan and the Corporation's 1987 Incentive Stock Option Plan, and the 1ST BANCORP Employee Stock Purchase Plan. The Option Administration Committee, which currently consists of Messrs. Bell (Chairman), Summers, and Soyugenc, and Mrs. Carnahan, met one time in fiscal 1996.

     The By-Laws and Corporate Affairs Committee, which reviews the Corporation's and First Federal's By- Laws and suggests amendments to them from time to time, met one time during the last fiscal year. Its members are Messrs. McCormick, Summers, Baracani, Bell, Soyugenc, Ballard and Bobe, Mrs. Carnahan, and Ms. Stenftenagel.

   Management Remuneration and Related Transactions

       Remuneration of Named Executive Officers

     During the fiscal year ended June 30, 1996, no cash compensation was paid directly by the Corporation to any of its executive officers. Each of such officers was compensated by First Federal. However, the Corporation reimbursed First Federal for certain of these compensation expenses.

       The following table sets forth information as to annual, long-term and other compensation for services in all capacities to the Corporation and its subsidiaries for the last three fiscal years, of (i) the individual who served as chief executive officer of the Corporation during the fiscal year ended June 30, 1996, and (ii) each executive officer of the Corporation serving as such during the 1996 fiscal year, who earned over $100,000 in salary and bonuses during that year (the "Named Executive Officers").


                                                Summary Compensation Table
                                                                                             Long Term
                                                      Annual Compensation                  Compensation
                                         --------------------------------------------         Awards
                                                                                       ------------------------
                                                                        Other  Annual  Restricted    Securities          All
Name and Principal             Fiscal                                   Compensation     Stock       Underlying         Other
Position                       Year       Salary($)(1)   Bonus($)(2)       ($)(3)       Awards($)     Options(#)    Compensation($)
- --------                       ----       ------------   -----------       ------       ---------     ----------    ---------------

C. James McCormick             1996        $ 41,865      $ 34,729              --           --            --             --
Chairman  of the Board         1995          41,519        33,000              --           --            --             --
and Chief Executive            1994          36,623        20,424              --           --            --             --
Officer of the Corporation
and Chairman of the Board
of First Federal
Frank D. Baracani              1996         101,626        97,000              --           --           171             --
President and Director         1995          97,146        92,000              --           --           168             --
of  the Corporation            1994          91,353        55,256              --           --            --             --
and First Federal and
Chief Executive Officer
of First Federal



                                                Summary Compensation Table
                                                                                             Long Term
                                                      Annual Compensation                  Compensation
                                         --------------------------------------------         Awards
                                                                                       ------------------------
                                                                        Other  Annual  Restricted    Securities          All
Name and Principal             Fiscal                                   Compensation     Stock       Underlying         Other
Position                       Year       Salary($)(1)   Bonus($)(2)       ($)(3)       Awards($)     Options(#)    Compensation($)
- --------                       ----       ------------   -----------       ------       ---------     ----------    ---------------
Mary Lynn  Stenftenagel           1996     $69,471        64,000              --           --            555             --
Director and Secretary-           1995      66,484            --          60,000           --            529             --
Treasurer of the Corporation;     1994      59,034        31,334              --           --             --             --
Director, Executive Vice
President, Secretary, and
Chief  Financial Officer
of  First Federal


(1) Salary consists of salary and directors' fees. Directors' fees were deferred by these individuals pursuant to the Corporation's Director Deferred Compensation Plan.

(2) The bonus amounts are paid pursuant to First Federal's Incentive Bonus Plan and were accrued in fiscal years to which they relate.

(3)  The  Named   Executive   Officers  of  the   Corporation   receive  certain
     perquisites, but the incremental cost of providing such perquisites does not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

       Stock Options

       The following table sets forth information related to options granted during fiscal year 1996 to each of the Named Executive Officers:

                                        Option Grants-Last Fiscal Year

                                                           % of Total
                                                        Options Granted to         Exercise or
                                    Options                Employees              Base Price
Name                               Granted (#)(1)        in Fiscal Year          ($/Share)(2)          Expiration Date
- ----------------------             -------------        ------------------       -------------         ---------------
C. James McCormick                    --                       --                       --                      --
Frank D. Baracani                    171                     4.78%               $   22.10                 6/30/96
Mary Lynn Stenftenagel               555                    15.54%                   22.10                 6/30/96


(1) Options to acquire shares of the Corporation's Common Stock pursuant to the Corporation's Employee Stock Purchase Plan.

(2) The option exercise price must be paid in cash. The option exercise price equaled 85% of the lower of the market value of a share of Corporation Common Stock on July 1, 1995, and on June 30, 1996, which was $32.50 per share.

        The following table shows stock option exercises by the Named Executive Officers during fiscal 1996, including the aggregate value realized by such officers on the date of exercise. The following table includes the number of shares covered by stock options held by the Named Executive Officers as of June 30, 1996. Also reported are the values for "in-the-money" options (options whose exercise price is lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the year-end market price of the stock.

               Aggregate Option Exercises in Last Fiscal Year and
        Outstanding Stock Option Grants and Value Realized As of 6/30/96



                                                                       Number of Securities          Value of Unexercised
                                  Shares        Value Realized       Underlying Unexercised               In-the-Money
                                Acquired on      at Exercise       Options at Fiscal Year End      Options at Fiscal Year End
Name                            Exercise(#)       Date($)(1)       Exercisable   Unexercisable    Exercisable    Unexercisable
- ----                            -----------       ----------       -----------   -------------    -----------    -------------
C. James McCormick                 --                 --             --             --               --             --
Frank D. Baracani                 171             $1,778             --             --               --             --
Mary Lynn Stenftenagel            555              5,772             --             --               --             --

(1) Aggregate market value of the shares covered by the option less the aggregate price paid by the Named Executive Officer.

      Director's Fees

      For fiscal 1996, no director of the Corporation was paid any director fees. Directors of First Federal are paid $600 for each regular monthly meeting of the Board of directors of First Federal and members of committees of First Federal's Board of Directors who are not employees of the Corporation subsidiaries are paid $300 per Committee meeting attended.

      Director Deferred Compensation Plan

     Effective July 1, 1993, First Federal entered into deferred compensation agreements with each of its directors. Under the Agreements, First Federal will defer an amount equal to $600 to which the director would otherwise be entitled from First Federal for each month of the deferral. The director will have the option of apportioning the deferral between a guaranteed investment account which provides a fixed rate of return and a phantom unit account which provides a return equivalent to the appreciation in the Corporation's Common Stock during the period of the deferral. At the time the director reaches his or her normal retirement date, the value of his or her guaranteed account and phantom stock account will be annuitized and provide him or her with 180 monthly payments. There are other provisions in the Agreement which provide for earlier payment in the case of disability or in the case of death. In addition, there is a one time burial benefit equal to $10,000.

     Indebtedness of Management

     Since the beginning of its fiscal year ended June 30, 1996, First Federal had outstanding from time to time loans which were made to the directors and executive officers of the Corporation and their associates, as defined in Regulations of the SEC. First Federal offers loans to its directors, officers and employees. However, all of such loans were made in the ordinary course of business, at substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with nonaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

     Transactions with Affiliates

     During fiscal 1996 the Corporation and its subsidiaries retained the law firm of Hart, Bell, Cummings, Ewing & Stuckey ("Hart, Bell"), of which firm Messrs. Arthur L. Hart and Donald G. Bell, Chairman -- Director Emeritus of First Federal and director of the Corporation and First Federal, respectively, are a retired partner and senior partner, respectively. The Corporation intends to retain such law firm in a similar capacity in fiscal 1997.

                   PROPOSAL II - EMPLOYEE STOCK PURCHASE PLAN

     On August 29, 1996, the Board of Directors of the Corporation dopted the 1ST BANCORP 1997 Employee Purchase Plan (the "Plan"), subject to approval and ratification at the Annual Meeting of Shareholders. The central features of the Plan are summarized below, but the Plan is set forth in full in Exhibit A to this Proxy Statement, and all statements made in this summary are qualified by reference to the full text of the Plan.

     Purpose

     The purpose of the Plan is to encourage stock ownership of employees of the Corporation and its subsidiaries so that they may share in the fortunes of the Corporation. The Plan is also designed to encourage such employees to remain in the employ of the Corporation. The Plan is intended to qualify under Section 423 of the Code.

     Administration

     The Plan is administered by the Corporation's Option Administration Committee (the Committee"), which has absolute discretion under the Plan to prescribe rules and regulations for the administration of the Plan and to interpret its provisions.

     Shares Reserved

     A total of 15,000 shares are reserved for issuance upon exercise of options granted under the Plan, subject to adjustment for stock dividends, stock splits, reverse stock splits and similar changes in the Corporation's capitalization. Shares issued under the Plan may be authorized but unissued or treasury shares. Although shares of Common Stock to be delivered under the Plan may be obtained by the Corporation through purchase in the open in the open market, no such open market purchases are contemplated at this time.

     Effective Date

     The  Plan  will  become  effective  upon  approval  by  the   Corporation's
shareholders and will remain in effect until terminated by the Corporation's Board of Directors or until no additional shares of the Corporation's's Common Stock are available for purchase under the Plan. The first offering of shares will be for the fiscal year ended June 30, 1997.

     Eligible Employees

     All employees of the Corporation and First Federal who, at the beginning of the offering period, have at least six months of service and whose customary employment immediately prior to the effective date is least 20 hours per week are eligible to participate in the Plan. However, no employee who, after the grant of options under the Plan, owns 5% or more of the Corporation's shares of Common Stock (including as owned shares subject to options held by such employee) is eligible to participate in the Plan. As of the date hereof, there were 123 employees eligible to participate in the Plan.

     Participation

     An eligible employee is permitted to participate in the Plan at any time prior to the first day of any offering period by authorizing payroll deductions of not less than $5 per pay period nor more than 20% of the employee's base pay in each pay period. For this purpose, base pay means straight time earnings plus overtime, bonuses, commissions and salary reductions or deductions under Section 125 and 401(k) of the Code. In no event, however, may an employee be granted an option to purchase shares of Common Stock under the Plan and any similar employee stock purchase plan of the Corporation or its subsidiaries at a rate exceeding $25,000 in fair market value of such Common Stock (determined at time the option is granted) in any calender year during which the option is outstanding.

     Payroll deductions will be accumulated during the Corporation's fiscal year, provided that the first offering under the Plan commenced July 1, 1996, and will end June 30, 1997. Payroll deductions will be credited to a participating employee's account ("Account") along with interest, at the current passbook rate being paid by First Federal.

     Each year, during an offering period which shall begin on July 1 and end on the following June 30, commencing with July 1, 1996, the Corporation will grant to each participant an option to purchase on the last day of the offering period such number of full shares of Common Stock of the Corporation as may be purchased with the amounts credited to his Account on the last day of the offering period, at the purchase price specified in the Plan. The purchase price for each offering period shall be the lesser of (i) 85% of the fair market value of the Corporation's Common Stock on the first business day of the offering period, or (ii) 85% of the fair market value of the Corporation's Common Stock on the last business day of the offering period. The fair market value for this purpose is the mean between the highest and lowest quoted selling prices for the shares on the date as of which the determination is to be made (or if there were no such sales on such date, the mean between the bid and asked prices on such date) as reported on the NASDAQ Quotation System. Only full shares of stock may be purchased and any balance remaining in the participant's Account after exercise of his option according to the Plan will be returned to the participant unless such participant elects to re-enroll in a subsequent offering. As of September 19, 1996 the mean between the bid and asked prices for the Corporation's Common Stock was $31.25 per share.

     Withdrawal or suspension of Payroll Deductions

     An eligible employee may withdraw from the Plan, in whole or in part, at any time, in which case, the amount of his Account being withdrawn will be paid to him. An employee completely withdrawing from the Plan may again participate in an offering but not before the beginning of the next offering following his withdrawal. An employee may discontinue his offering, and such election shall not constitute a withdrawal from the Plan. Such an employee may remain in the offering and will be entitled to purchase from the Corporation the number of full shares which may be purchased at the Plan purchase price with the balance in the employee's Account at the close of the offering period.

     In the event of a participant's resignation, lay-off, or discharge, his participation in the offering will cease and the balance of his Account will be paid to him. If the employee's employment is terminated for reasons of normal or early retirement, death or disability, he (or his designated beneficiary) may either have the balance of his Account paid to him in cash or applied at the end of the current offering toward the purchase of Common Stock.

     Limitations on Resale of Stock Acquired

     Participants may resell shares acquired under the Plan, subject to applicable securities laws.

     Amendment or Termination

     The Board of Directors of the Corporation may amend, modify or terminate the Plan at any time, provided that employee's existing rights under any offering already made under the Plan may not be adversely affected. However, shareholder approval is required of amendments which increase the number of shares to be offered, materially modify the requirements as to eligibility for participation in the Plan, or materially increase the benefits accruing to Plan participants. Upon termination of the Plan, all payroll deductions, plus any interest credited thereon, will be refunded to Plan participants.

     Federal Tax Consequences

     Employees normally are not taxed at the time options are granted or exercised under the Plan, and the Corporation or its subsidiaries receive no tax deduction upon such events. However, in order for a participant to receive this favorable tax treatment, he may not dispose of the shares within two years from the date the option is granted or within one year from the date such option is exercised. In addition, the participant must, except in the event of his death, be an employee of the corporation granting the option (or of a parent or subsidiary of such corporation, as defined in Section 424(e) and (f) of the Code, or of a corporation, or parent or subsidiary thereof, issuing or assuming the option in a transaction to which Section 424(a) applies) at all times within the period beginning on the date of the grant of the option and ending on a date within three months before the date of exercise.

     If a participant disposes of stock acquired pursuant to the Plan before the expiration of the holding period requirement set forth above, the participant will realize, at the time of the disposition, ordinary income to the extent the fair market value of the stock on the date the shares were purchased exceeds the option price for such shares. The difference between the fair market value of the stock on the date the shares were purchased and the amount realized on disposition shall also be treated as ordinary income. Such income may be subject to the income tax withholding requirements of the Code and FICA withholding requirements. The participant is required to reimburse the Corporation for all withholding taxes (e.g., federal income tax and FICA) the Corporation is required to a pay to the Internal Revenue Service on behalf of the participant. At the time of the disposition, the Corporation will be allowed a corresponding business expense deduction under Section 162 of the Code to the extent of the amount of the participant's ordinary income. Moreover, at the time of any disposition of shares acquired under the Plan, which have been held for the requisite holding period, or at his death, whenever occurring, a participant must include in his income as ordinary income an amount equal to the lesser of
(a) the difference between the fair market value of the shares at the date of disposition or death and the purchase price for such shares, or (b) the difference between the fair market value of the shares at the time the option was granted over the purchase price for the shares. The Corporation would also receive a tax deduction in that amount at that time. If the fair market value of the shares at the date of disposition exceeds the fair market value at the date the option was granted, the amount, if any, received in excess of the difference between the fair market value of the shares at the time the option was granted over the purchase price for the shares will be taxed to the participant at long-term capital gains rates.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PLAN. SUCH ACTION REQUIRES THE APPROVAL OF THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF THE CORPORATION'S COMMON STOCK VOTING IN PERSON OR BY PROXY AT THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires that the Corporation's officers and directors and persons who own more than 10% of the Corporation's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that during the fiscal year ended June 30, 1996, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to Section 16(a) of the 1934 Act were satisfied in a timely manner.

                                   ACCOUNTANTS

     The firm of KPMG Peat Marwick LLP has been selected as the Corporation's principal independent accountant for the current year. KPMG Peat Marwick LLP has served as the Corporation's principal accountant since fiscal 1990. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to make a statement if he so desires. He will be available to respond to any appropriate questions shareholders may have.


                              SHAREHOLDER PROPOSALS

     Any proposal which a shareholder wishes to have presented at the next Annual Meeting of the Corporation must be received at the main office of the Corporation for the inclusion in the proxy statement no later than 120 days in advance of September 26, 1997. Any such proposals should be sent to the attention of the Secretary of the Corporation at 101 North Third Street, Vincennes, Indiana 47591.

                                  OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described above in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers and employees of the Corporation may solicit proxies personally or by telephone without additional compensation.


                                 ANNUAL REPORTS

     A copy of the Corporation's Annual Report to Shareholders for the year ended June 30, 1996, accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.



                                              By Order of the Board of Directors


                                              /s/ Mary Lynn Stenftenagel
                                              Mary Lynn Stenftenagel
            September 26, 1996                Secretary-/Treasurer

                                                                       EXHIBIT A

                  1ST BANCORP 1997 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose of Plan. The 1ST BANCORP 1997 Employee Stock Purchase (the "Plan") is intended to encourage stock ownership by all eligible employees of 1ST BANCORP (the "Company") and its subsidiaries so that they may share in the fortunes of the Company by acquiring or increasing a proprietary interest in the Company. The Plan is also designed to encourage eligible employees to remain in the employ of the Company and its subsidiaries. It is intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2. Definitions.

          2.1 "Account" shall mean the funds accumulated with respect to an individual employee as a result of deductions from his or her paycheck for the purpose of purchasing stock under the Plan, and any interest credited with respect to those funds by the Committee. The funds allocated to an employee's account shall remain the property of the respective employee at all times during each offering.

          2.2 "Base Pay" means regular straight time earnings including any overtime, bonuses, commissions and salary reductions or deductions under
     Section 125 and 401(k) of the Code.

          2.3 " Board" means the Board of Directors of the Company.

          2.4 "Committee" shall mean the committee which administers the Plan pursuant to Section 19 hereof.

          2.5 "Common Stock" of the Company means the shares of Common Stock, $1.00 par value per share, of the Company.

          2.6 "Fair market value" means the mean between the highest and lowest quoted selling prices for the shares on the date as of which the determination is to be made (or if there were no such sales on such date the mean between the bid and asked prices on such date) as reported on the NASDAQ Quotation System.

          2.7 "Offering Date" means the commencement date of the offering if such date is a regular business day or the first business day following such commencement date. A different date may be set by resolution of the Board.

          2.8 "Participating Subsidiaries" means First Federal Bank, A Federal Savings Bank, and any other subsidiary of the Company which is designated by the Board to participate in the Plan. The Board shall have the power to make such designation before or after the Plan is approved by the shareholders.

3. Employees Eligible to Participate. Any person who is in the employ of the Company or any of its Participating Subsidiaries is eligible to receive options under the Plan, except (a) employees whose customary employment immediately prior to the effective date is twenty (20) hours or less per week; and (b) employees who on the Offering Date have not been employed by the Company or a Participating Subsidiary for at least six (6) months immediately prior thereto; provided, however, that no employee who after the grant of options hereunder owns shares (including all shares which may be purchased under outstanding options granted under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of its parent or subsidiary corporations shall be eligible to participate. For this purpose, the rules of Section 424(d) of the Code shall apply in determining share ownership, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

4. Offerings. The first offering under this Plan commenced on July 1, 1996 and will terminate on June 30, 1997. Thereafter, offerings shall commence on each subsequent July 1 and terminate on the following June 30 until this Plan is terminated by the Board or noadditional shares of Common Stock of the Company remain reserved for issuance or purchase under the Plan.

5. Price. The purchase price per share shall be the lesser of (1) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Date; or (2) eight-five percent (85%) of the fair market value of the Common Stock on the last business day of the offering.

6. Stock Subject to the Plan. The stock subject to the options shall be shares of the Company's Common Stock, $1.00 par value per share, which shall either be authorized but unissued shares or shares reaquired by the Company, including, without limitation, shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 15,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like.

7. Changes in Capital Structure.

          7.1 In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Committee in the number and kind of shares as to which an option granted under this Plan shall be exercisable, to the end that the participant's proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Committee shall be conclusive.

          7.2 If the Company is not the surviving or resulting corporation in any reorganization, merger, consolidation or recapitalization, each outstanding option shall be assumed by the surviving or resulting corporation and each option shall continue in full force and effect, and shall apply to the same number and class of securities of the surviving corporation as a holder of the number of shares of Common Stock subject to the option would be entitled under the terms of the reorganization, merger, consolidation or recapitalization had it been exercised prior to the effective date of such transaction.

8. Participation. An eligible employee may become a participant by completing, signing and filing an Enrollment Agreement and any other necessary papers with the Company at least one (1) day prior to the commencement of the particular offering in which he or she wishes to participate. Payroll deductions for a participant shall commence the first pay date coinciding with or following the Offering Date and shall end on the last pay date coinciding with or prior to the termination date of such offering, unless earlier terminated by the employee, as provided in Section 14. Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering.

9. Payroll Deductions.

          9.1 At the time a participant files his or her Enrollment Agreement, he or she shall elect to have deductions made from his or her pay on each pay date during the time he or she is a participant in any offering at not less than $5 nor more than 20% of his or her Base Pay during any pay period.

          9.2 All payroll deductions made for a participant shall be credited to his or her Account under the Plan. A participant may not make any separate cash payment into such Account nor may payment for shares be made other than by payroll deduction.

          9.3 A participant may discontinue his or her payroll deductions or participation in the Plan as provided in Section 14, but no other change can be made during an offering and, specifically, except as provided in
     Section 14, a participant may not alter the rate of his or her payroll deductions for that offering.

10. Granting of Option.

          10.1 On the Offering Date, this Plan shall be deemed to have granted to the participant an option for as many full shares as he or she will be able to purchase with the payroll deductions (and any interest allocated with respect to such deductions by the Committee) credited to his or her Account during his or her participation in that offering.

          10.2 Notwithstanding the foregoing, no employee shall be granted an option which permits his or her rights to purchase Common Stock under the Plan and any similar employee stock purchase plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such Common Stock (determined at the time such option is granted) for each calendar year during which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

          10.3 If the total number of shares for which options are to be granted on any date in accordance with Paragraph 10.1 exceeds the number of shares available pursuant to Section 6 or allowed pursuant to Section 10.2 (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practical and as it shall determine to be equitable.

11. Exercise of Option. Each employee who continues to be a participant in an offering on the last business day of that offering shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions (and any interest allocated with respect to such deductions by the Committee) on such date will pay for at the purchase price, subject only to the limitation set forth in Section 10.2.

12. Employee's Rights as a Shareholder.

          12.1 No participating employee shall have any right as a shareholder with respect to any shares under the Plan until the shares have been purchased in accordance with Section 11 above and the stock certificate has actually been issued.

          12.2 Shares to be delivered to a participant under the Plan will be registered in the name of the participant or, if the participant so directs, by written notice to the Company

13. Delivery. Certificates for stock issued to participants will be delivered as soon as practicable after the end of each offering.

14. Withdrawal.

          14.1 An employee may withdraw from the Plan, in whole or in part, at any time prior to the last business day of each offering by delivering a Withdrawal Notice to the Company, in which event the Company will refund the amount of his or her Account being withdrawn as soon as practicable thereafter.

          14.2 To re-enter the Plan, an employee who has previously withdrawn from the Plan in whole must file a new Enrollment Agreement in accordance with Section 8. His or her re-entry into the Plan cannot, however, become effective before the beginning of the next offering following his or her withdrawal.

          14.3 An employee may elect to discontinue his or her payroll deductions during the course of a particular offering, at any time prior to the last business day preceding the final pay day during such offering, by delivering an Election to Discontinue Deductions to the Company, and such election shall not constitute a withdrawal for the purposes of this Section
     14. In the event that an employee elects to discontinue his or her payroll deductions pursuant to this Section 14.3, the employee shall remain a participant in such offering and shall be entitled to purchase from the Company such number of shares of Common Stock as set forth in and in accordance with Section 11.

15. Carryover of Account. At the termination of each offering, the Company shall return to the employee the balance of his or her Account unless the employee has advised the Company otherwise by way of re-executing an Enrollment Agreement before the commencement of the succeeding offering electing to have the balance carried over to be applied against option exercises in such succeeding offering. Upon termination of the Plan, the balance of each employee's Account shall be returned to him or her.

16. Interest. The Committee shall credit Accounts with interest at the current passbook rate being paid by the Company's subsidiary, First Federal Bank, A Federal Savings Bank.


17. Rights Not Transferable. No participant shall be permitted to sell, assign, transfer pledge or otherwise dispose of or encumber either the payroll deductions or interest credited to his or her Account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts or liabilities of the employee. If any such action is taken by the participant, or any claim is asserted by any other party in respect of such right and interest, whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Section 14. During the lifetime of the participant, options granted under the Plan are exercisable only by him or her.

18. Termination of Employee's Rights. An employee's rights under the Plan will terminate when he or she ceases to be an employee because of resignation, lay-off, or discharge. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions (and any interest credited thereon) not used will be refunded.

If an employee's employment shall be terminated by reason of normal or early retirement under the Corporation's pension plan, death or disability prior to the end of the current offering, he or she (or his or her designated beneficiary, as named under the Company' s group life insurance program, in the event of his or her death, or if none, his or her legal representative) shall have the right, within ninety (90) days thereafter, to elect to have the balance in his or her account either paid to him or her in cash or applied at the end of the current offering toward the purchase of Common Stock.

19. Administration of the Plan. The Plan shall be administered by the Option Administration Committee of the Board (the "Committee"). The members of the Committee shall be designated from time to time by the Board. The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act either at a meeting at which a majority of the members of the Committee is present or by a written consent signed by all members of the Committee. The Committee shall have the power and authority to interpret any provision of the Plan or any option under it. Moreover it shall have authority to prescribe, amend, waive, and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the administration of the Plan.


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



20. Amendment or Discontinuance of the Plan. The Board shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that no employee's existing rights under any offering already made under Section 4 may be adversely affected thereby; and provided, further, that no such amendment of the Plan shall, except as provided in Section 7, increase the total number of shares to be offered, materially modify the requirements as to eligibility for participation in the Plan, or materially increase the benefits accruing to participants in the Plan, unless the approval of holders of a majority of the shares of Common Stock of the Company voting in person or by proxy at a duly constituted meeting, or adjournment thereof, is obtained therefor. Upon any termination of the Plan, all payroll deductions not used to purchase stock, including any interest credited thereon, will be refunded.

21. Limitations on Sale of Stock Purchased Under the Plan. The Plan is intended to provide participants with Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any participant in the conduct of his or her own affairs. A participant, therefore, may sell stock purchased under the Plan at any time he or she chooses, subject to compliance with any applicable federal or state securities laws; provided, however, that because of certain federal tax requirements, each participant will agree, by entering the Plan, promptly to give the Company notice of any such stock disposed of within two years after the date of grant or one year within date of exercise of the applicable option, showing the number of such shares disposed of. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE COMMON STOCK.

22. Withholding of Additional Federal Income Tax. The Company, in accordance with Section 3402(a) of the Code and the Regulations and Rulings promulgated thereunder, will withhold from the wages of all participants, in all payroll periods following and in the same calendar year as the date on which compensation is deemed received by the participants, additional income taxes in respect of any amount that is considered compensation includable in the participant' s gross income.

23. Governmental Regulation. The Company's obligation to sell and deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

24. Approval of Shareholders. The Plan shall not take effect until approved by the holders of a majority of the shares of Common Stock of the Company voting in person or by proxy at a duly constituted meeting, or adjournment thereof, which approval must occur within the period ending twelve (12) months after the date the Plan is adopted by the Board.









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